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                                                                   Exhibit 10.14


                                                                  Execution Copy

                     RESTATED ADDITIONAL INCENTIVE AGREEMENT

     This Restated Additional Incentive Agreement (this "Agreement") is hereby entered into as of March __, 2002, by and among Advantage Payroll Services, Inc. (the "Company"), Charles W. Lathrop, Jr. ("Lathrop"), Nancy M. French ("French"), David R. Meagher ("Meagher"), Peter J. McGrail ("McGrail" and together with Lathrop, French and Meagher, the "Executives"), and Willis Stein & Partners, L.P. (the "Investor"). The main purpose of this Agreement is to reward the Executives for services performed for the Company and its affiliates and to provide additional incentives to maximize each such Executive's efforts to develop the Company to the fullest extent possible.

     WHEREAS, on February 10, 1998, the Company was recapitalized (the "Recapitalization"), and, in connection therewith or as contemplated thereby, the Investor purchased from the Company on the date thereof or thereafter an aggregate of (i) 7,785,032.80 shares of Common Stock, par value $.01 per share (the "Common Stock"), (ii) 7,620,289.70 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock") and (iii) Junior Subordinated Notes (the "Notes") in the aggregate principal amount of $14,616,811, which Notes together with all accrued and unpaid interest thereon were subsequently exchanged for 17,922,237 shares of Preferred Stock;

     WHEREAS, in connection with the Recapitalization, the Investor and certain of the Executives entered into an Additional Incentive Agreement (the "Original Agreement"), which entitles each Executive to receive a certain percentage of the amounts which are received by the Investor with respect to the securities purchased by the Investor in connection with the Recapitalization (the "Investment") after the Investor has earned certain target rates of return with respect to the Investor's aggregate investment in the Company (the "Target Return");

     WHEREAS, the parties anticipate that the Company will effect an initial public offering of its Common Stock at some time prior to June 30, 2002 (the "IPO"), and, in connection therewith, the Company will redeem all of its outstanding Preferred Stock and the Investor will sell a portion of its shares of Common Stock in the IPO, which together is expected to result in the Investor achieving the Target Return on its Investment under the Original Agreement;

     WHEREAS, immediately after the completion of the IPO and the transactions contemplated hereby, the Investor will own a total of approximately 5,685,000 shares of Common Stock on account of its Investment in connection with the Recapitalization (the "Investor Shares"); and

     WHEREAS, in light of the IPO and the on-going potential accounting effects of the Original Agreement, the parties wish to terminate the Original Agreement and enter into this Agreement to continue to provide each Executive with additional incentives to maximize such Executive's efforts to develop the Company to the fullest extent possible.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties hereby agree as follows:

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     1.   Establishment of Trust.

     (a) Immediately prior to the consummation of the IPO, the Company shall establish an irrevocable grantor trust (as described in Section 671 of the Internal Revenue Code of 1986) for the purpose of holding assets to be transferred thereto by the Investor in accordance with this Agreement (the "Trust"). The Trust shall be established in accordance with the terms of that Trust Under Restated Additional Incentive Agreement dated the date hereof (the "Trust Agreement"). The individual that occupies the position of Chairman of the Compensation Committee of the Board of Directors shall serve as trustee under the Trust (the "Trustee") in accordance with the terms of the Trust Agreement. If at any time such position is not occupied for any reason, the Trustee shall be a Non-Employee Director (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934) as appointed by the Company's Board of Directors. In no event shall an Executive serve as the Trustee.

     (b) Immediately following the establishment of the Trust, the Investor shall transfer an aggregate of 300,000 shares of Common Stock to the Trust (the "Trust Shares"). The Trust Shares together with any securities or other property on account of, in substitution of, or in exchange for, any of the Trust Shares held by the Trust are collectively referred to herein as the "Trust Assets." Until such time as the Trust Assets are distributed to the Executives or their respective beneficiaries in accordance with Article 5, the Trust Assets shall be subject to the claims of the general creditors of the Company.

     (c) The Executives and any of their respective beneficiaries named in accordance with Article 8 hereof shall be the sole beneficiaries of the Trust. Each Executive's right to receive distributions of the Trust Assets in accordance with Article 5 is unconditional and without risk of forfeiture.

     (d) Nothing in this Agreement shall be construed as granting the Executives a direct or secured claim in any of the Trust Assets or in specific assets of the Company.

     (e) During the term of this Agreement, neither the Trustee nor the Company shall pledge, mortgage or otherwise encumber or subject to any lien any of the Trust Assets.

     2. Allocation of Trust Assets. The Trust Shares shall be allocated among the Executives as follows:

     Executive                Number of Shares     Percentage of Shares
     ---------                ----------------     --------------------

     Lathrop ................     180,000                   60%

     French .................      30,000                   10%

     Meagher ................      45,000                   15%

     McGrail ................      45,000                   15%
                              ----------------     --------------------

          Total .............     300,000                  100%
                                  =======                  ====


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     3. Dividends and Other Distributions. If the Trust receives any securities or other property on account of, in substitution of, or in exchange for, any of the Trust Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), the Trust shall accept such securities and/or other property on behalf of the Executives and such securities and/or other property shall be allocated to each Executive in the same proportion as the number of Trust Shares set forth above bears to the total number of Trust Shares.

     4. Voting Rights. The Trustee shall be entitled to exercise all voting rights with respect to the Trust Shares held by the Trust (and any other voting securities held by the Trust on account of, in substitution of, or in exchange for, any of the Trust Shares).

     5. Distributions of Trust Assets. The Trust will distribute to the Executives (or any of their respective beneficiaries named in accordance with Article 8) all Eligible Assets (as defined below) immediately following any distribution by the Investor to the Investor's general and limited partners of any cash, securities (including the Investor Shares) or other property received by the Investor on account of, in substitution of or in exchange for, the Investor Shares (whether such consideration is received from the Company or any third party and whether such consideration is received directly for the Investor Shares or is received indirectly from other securities and/or property received with respect to or in exchange for the Investor Shares) (each, an "Eligible Distribution"). Upon the earlier of (i) tenth anniversary of the consummation of the IPO or (ii) such time as the Investor ceases to hold any cash, securities (including the Investor Shares) or other property received by the Investor on account of, in substitution of or in exchange for, the Investor Shares, the Trustee shall distribute in accordance with Article 2 to the Executives or their respective beneficiaries all of the Trust Assets not previously distributed pursuant to this Article 5.

     "Eligible Assets" means, with respect to any Eligible Distribution, those assets held by the Trust that are of the same form and type as those being distributed by the Investor to its partners in an amount equal to the product of the Fair Market Value of the Trust Assets as of the date of the Eligible Distribution and a fraction, the numerator of which is the Fair Market Value of the assets being distributed by the Investor on account of its Investment to its partners and the denominator of which is total Fair Market Value of the assets held by the Investor (before giving effect to the relevant Eligible Distribution) on account of its Investment (including the Investor Shares and any cash, securities or other property received by the Investor on account thereof).

     "Fair Market Value" means,

          (i) with respect to any Listed Security, the last closing sale price of the Listed Security on the securities exchange on which the Listed Security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day the Listed Security is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 3:00 p.m., Chicago time, or, if on any day the Listed Security is not quoted in the Nasdaq System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in


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     each case on the last business day immediately preceding the date of the
     Eligible Distribution; or

          (ii) with respect to any other security or asset that is not a Listed Security, the fair value of such security or asset shall be determined jointly in good faith by the Investor and Lathrop on behalf of the Executives; provided that if, within 15 days, the Investor and Lathrop cannot so agree, then such value will be determined by an independent appraiser reasonably acceptable to the Investor and Lathrop, which appraiser will submit to the Investor and Lathrop a written report setting forth such determination. If the Investor and Lathrop are unable to so agree on an appraiser within 15 days after the end of such 15-day period, each of the Investor and Lathrop will promptly select an independent appraiser and the two appraisers so selected by the Investor and Lathrop will promptly select a third independent appraiser to determine the Fair Market Value based upon information provided by the Investor and Lathrop. The appraiser appointed hereunder will allocate its costs and expenses incurred in determining Fair Market Value based upon the relative differences between each of the Investor's and Lathrop's respective determinations of Fair Market Value and such appraiser's determination of Fair Market Value.

     "Listed Security" means any security that is listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market.

     6.   Participation Arrangement.

     (a) The Trust shall participate in any sale, transfer or other disposition (a "Transfer") of Investor Shares by the Investor (other than a Transfer by the Investor to its partners, which is addressed by Article 5), at the same price and on the same terms. The Trust shall participate in any such contemplated Transfer, with respect to that number of Trust Shares equal to 5.0% of the total number of securities (or the Fair Market Value of any non-security assets) to be sold or otherwise disposed of in the contemplated Transfer. Any fractional shares shall be rounded to the nearest whole number, with fractions of 0.50 or more being rounded to the next highest whole number and fractions less than 0.50 being rounded to the immediately preceding whole number. In the event that the Investor intends to Transfer shares of more than one class of capital stock, the Trust will be required to sell or otherwise dispose of in the contemplated Transfer a pro rata portion of shares of all such classes of capital stock, which portion will be determined in the manner set forth immediately above.

          For example (by way of illustration only), if the contemplated Transfer involves a sale of an aggregate of 127,525 shares of Common Stock, the Trust would be entitled to sell 6,376 shares (127,525 x 5.0%) and the Investor would be entitled to sell the remaining shares, or 121,149 shares.

     (b) The Investor will use reasonable best efforts to obtain the agreement of the prospective transferee(s) to the participation of the Trust in any contemplated Transfer, and the Investor will not Transfer any of its Investor Shares to the prospective transferee unless (A) the prospective transferee agrees to allow the participation of the Trust or (B) simultaneously with


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such Transfer, the Investor purchases the number of shares of such class of
Common Stock from the Trust which would have been entitled to sell pursuant to this Article 6.

     7. Termination of Original Agreement. In consideration of the execution of this Agreement and effective as of the consummation of the IPO, each party hereto: (a) irrevocably terminates, releases and cancels the Original Agreement;
(b) irrevocably terminates, releases and cancels all of its rights, title and interest under the Original Agreement against each other party to this Agreement; and (c) irrevocably terminates, releases and cancels all rights, claims and causes of action arising out of the Original Agreement against the Company and the Investor. In the event this Agreement is terminated in accordance with Article 12, the provisions of this Article 7 shall not become operative and the Original Agreement shall not be interpreted as being terminated, amended, modified or altered in any manner by this Article 7 or this Agreement.

     8. Designation of Beneficiaries. Each Executive may name any person (who may be named concurrently, contingently or successively) to whom any distributions to which the Executive is entitled under the terms of this Agreement may be made if the Executive dies before such distributions are made in full. Each such beneficiary designation will revoke all prior designations by the Executive, shall not require the consent of any previously named beneficiary, shall be in a written form prescribed by or otherwise acceptable to the Company and will be effective only when filed with the Company (attn: Chief Executive Officer) during the Executive's lifetime. If an Executive fails to designate a beneficiary before his or her death, as provided above, or if the beneficiary designated by an Executive dies before the date of the Executive's death or before complete distribution of all amounts to which the Executive is entitled is made, the Company, in its discretion, may pay such amounts to either
(i) one or more of the Executive's relatives by blood, adoption or marriage and in such proportions as the Company determines, or (ii) the legal representative or representatives of the estate of the last to die of the Executive and his designated beneficiary.

     9. Plan Not to Affect Employment Relationship. The adoption of this Agreement shall not in any way affect the right and power of the Company or any of its affiliates to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of any Executive at any time for any reason or without cause. By accepting any distribution pursuant to the terms of this Agreement, each Executive, former Executive, designated beneficiary and each person claiming under or through such person, shall be conclusively bound by any action or decision taken or made under this Agreement by the Company.

     10. Registration Rights. Subject to the lock-up agreement to be executed by the Company in connection with the IPO, the Company hereby agrees to prepare, or cause to be prepared, a registration statement on Form S-8 or such other appropriate form if Form S-8 is not available to cover the sale of the Trust Shares by the Trust or the Executive, if applicable, in accordance with the terms of this Agreement and to file such registration statement with the Securities and Exchange Commission and to use its reasonable best efforts to cause such registration statement to become effective under the Securities Act and remain effective until such time as all such Trust Shares have been sold by the Trust or the Executive.

     11. Withholding for Taxes. Notwithstanding anything contained in this Agreement to the contrary, the Company or the Trustee appointed under Article 1, as appropriate, shall



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withhold from any distribution made under this Agreement such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Internal Revenue Code or any state income tax act for purposes of paying any income, estate, inheritance or other tax attributable to any amounts distributable or creditable under this Agreement, or otherwise require the Executive to contribute such amount in cash in the case of an in-kind distribution.

     12. Effective Date; Termination. This Agreement shall become effective immediately upon its execution by all of the parties hereto. This Agreement shall terminate and the transactions contemplated by this Agreement shall be abandoned if the IPO is not consummated prior to July 31, 2002.

     13. Miscellaneous.

     (a) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company, the Investor or any Executive unless such modification, amendment or waiver is approved in writing by the Company, the Investor or such Executive.

     (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against the Company, its successors and assigns and each Executive, his heirs, beneficiaries and legal representatives, except that no party hereto may assign his or its rights or delegate his or its obligations hereunder without the prior written consent of each of the other parties hereto (provided that if any party assigns its rights hereunder, such party shall nonetheless remain responsible for the performance of all of his or its obligations hereunder).

     (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     (d) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

     (e) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

     (f) Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     (g) Entire Agreement. Except as otherwise expressly set forth herein or in the Trust Agreement, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the incentive payment program described herein and supersedes


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and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the incentive payment program described herein in any way.

     (h) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall either be personally delivered, or received by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the addresses indicated below (or such other address as the recipient party has specified by prior written notice to the sending party). Notices will be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight carrier service.

To the Company:

         Advantage Payroll Services, Inc.
         126 Merrow Road
         P.O. Box 1330
         Auburn, ME 04211
         Attn:    Chief Executive Officer

To the Investor:

         Willis Stein & Partners, L.P.
         227 W. Monroe, Suite 4300
         Chicago, IL 60606
         Attn:    Daniel M. Gill

With a Copy to:

         Kirkland & Ellis
         200 East Randolph
         Chicago, IL 60601
         Attn:    John A. Weissenbach

To the Executives:

         Nancy M. French
         17 First Avenue
         Mechanic Falls, ME 04256

         Charles W. Lathrop, Jr.
         c/o Advantage Payroll Services, Inc.
         126 Merrow Road
         P.O. Box 1330
         Auburn, ME 04211



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         David R. Meagher
         425 Old Ocean House Road
         Cape Elizabeth, ME 04107

         Peter J. McGrail
         c/o Advantage Payroll Services, Inc.
         126 Merrow Road
         P.O. Box 1330
         Auburn, ME  04211

     (i) IPO Adjustments. The number of shares of Common Stock to be owned by the Investor after the IPO as contemplated by fourth recital hereof, the number of shares of Common Stock to be transferred to the Trust by the Investor as contemplated by Article 1(b) and the number of shares of Common Stock allocated to each of the Executives as contemplated by Article 2 hereof shall each be appropriately adjusted to reflect any stock split implemented in connection with the IPO.

                                    * * * * *



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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    THE COMPANY:

                                    ADVANTAGE PAYROLL SERVICES, INC.



                                    By:      /s/ Charles W. Lathrop, Jr.
                                        ----------------------------------------

                                    Name:    Charles W. Lathrop, Jr.
                                          --------------------------------------

                                    Title:   Chief Executive Officer
                                           -------------------------------------



                                    THE INVESTOR:

                                    WILLIS STEIN & PARTNERS, L.P.

                                    By:      Willis Stein & Partners, L.L.C.

                                    Its:     General Partner

                                    By:      /s/ John R. Willis
                                        ----------------------------------------

                                    Its:     Managing Director
                                         ---------------------------------------



                                    THE EXECUTIVES:



                                    /s/ Charles W. Lathrop, Jr.
                                    --------------------------------------------
                                    Charles W. Lathrop, Jr.


                                    /s/ Nancy M. French
                                    --------------------------------------------
                                    Nancy M. French


                                    /s/ David R. Meagher
                                    --------------------------------------------
                                    David R. Meagher


                                    /s/ Peter J. McGrail
                                    --------------------------------------------
                                    Peter J. McGrail